Exhibit 99.2


                      STATEMENT OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


         In connection with the Form 10-QSB of Millennium Bankshares Corporation for the quarter ended September 30, 2002, I, Janet A. Valentine, Senior Vice President and Chief Financial Officer of Millennium Bankshares Corporation, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (a) such Form 10-QSB for the quarter ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in such Form 10-QSB for the quarter ended September 30, 2002 fairly presents, in all material respects, the consolidated financial condition and results of Millennium Bankshares Corporation and its subsidiaries as of, and for, the periods presented in such Form 10-QSB.


By: /s/  Janet A. Valentine                           Date:  November 14, 2002
    -------------------------------------------              ------------------
         Janet A. Valentine
         Senior Vice President and Chief Financial
         Officer